Exhibit 10.13

SEPARATION AGREEMENT

EnergySolutions, Inc., a Delaware corporation (the “Company”), and William R. Benz (“Executive”) have entered into this Separation Agreement (this “Separation Agreement”) as of June 10, 2012.

RECITALS

A.            Executive and the Company previously entered into an Executive Severance Agreement, dated as of November 4, 2011 (the “Executive Severance Agreement”).

B.            The parties desire to enter into this Separation Agreement in order to (i) establish the terms of Executive’s separation from service with the Company, (ii) confirm the payments and benefits to which Executive is entitled under the Executive Severance Agreement as a result of Executive’s separation from service with the Company, and (iii) confirm Executive’s obligations to the Company pursuant to the Executive Severance Agreement following Executive’s separation from service with the Company.

NOW THEREFORE, in consideration of the mutual promises contained in this Separation Agreement, the parties agree as follows:

1.             Termination of Employment.

(a)                                  As of 11:59 pm, Mountain Time, on June 10, 2012, Executive will resign as the Chief Financial Officer of the Company, and will promptly execute such documents and take such actions as may be necessary or reasonably requested by the Company to effect or memorialize the resignation of such position.  Executive will thereafter remain an employee of the Company until the Termination Date.  As of 11:59 pm, Mountain Time, on July 6, 2012, or as otherwise mutually determined by Executive and the Company (the actual date of termination of employment, the “Termination Date”), Executive’s employment with the Company will terminate.  As of the Termination Date, Executive will resign all positions Executive holds as an officer, director or employee of the Company and its subsidiaries and affiliates, and will promptly execute such documents and take such actions as may be necessary or reasonably requested by the Company to effect or memorialize the resignation of such positions.  Executive’s termination of employment as of the Termination Date will be considered a termination by the Company without Cause (as such term is defined in the Executive Severance Agreement).

(b)                                 Executive’s termination pursuant to Section 1(a) will be a “separation from service” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and official guidance issued thereunder (“Section 409A”), a “Separation From Service”).

2.             Payments and Other Consideration.  In accordance with the terms of the Executive Severance Agreement, subject to the terms and conditions thereof (including, without limitation, Executive’s compliance with Sections 3 and 6 hereof), Executive is entitled to receive:

(a)                                  all Accrued Obligations (as such term is defined in the Executive Severance Agreement);

(b)                                 a lump sum cash amount equal to the Pro Rata Bonus (as such term is defined in the Executive Severance Agreement), payable at the later of (i) within 30 calendar days after a determination of the actual bonus is made by the Compensation Committee of the Board of Directors of the Company (the “Committee”) or other appropriate body, as provided in the Company’s Annual Incentive Plan or comparable arrangement for the year in which the termination occurs, but not later than March 15, 2013, or (ii) the “Six Month Deferral Date” (as such term is defined in the Executive Severance Agreement);

(c)                                  an aggregate cash amount equal to $1,085,400 in respect of severance pay equal to Executive’s current monthly Base Salary (as such term is defined in the Executive Severance Agreement) plus Executive’s current Target Bonus (as such term is defined in the Executive Severance Agreement) for 18 months from the Termination Date, with such aggregate amount divided into equal monthly portions and payable in accordance with the Company’s regular pay practices; provided that any severance payment installments will be suspended for the period prior to the Six Month Deferral Date and paid in arrears on the Six Month Deferral Date;

(d)                                 in respect of the Welfare Benefit Continuation (as such term is defined in the Executive Severance Agreement), provided Executive elects coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay or reimburse Executive for such premiums (each as in effect on the Termination Date) until the earlier of (i) the 18-month anniversary of the Termination Date and (ii) the date Executive has commenced new employment and has thereby become eligible for health benefits from another employer; and

(e)                                  the provision of professional outplacement services in accordance with the Executive Severance Agreement for up to one year following the Termination Date,

in each case paid or provided as set forth in, and subject to the terms and conditions of, the Executive Severance Agreement (together, the “Severance Benefits”), but subject in all events to Section 16 hereof.  The Severance Payments will be in complete satisfaction of any and all compensation, severance or other benefits otherwise due to Executive upon termination of employment (including, without limitation, any amounts otherwise payable under the Executive Severance Agreement).

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3.             General Release Agreement.  As contemplated by the Executive Severance Agreement, as a condition to the receipt of the Severance Benefits, Executive must first execute and deliver to the Company (and, if applicable, not revoke) the General Release Agreement attached hereto as Exhibit A (the “Release”), which Release will constitute a part of this Separation Agreement.

4.             Affirmations.  Executive affirms that Executive has not filed or caused to be filed, and is not presently a party to any claim, complaint or action against the Company or any of its subsidiaries or affiliates in any forum.  Executive also affirms that Executive has no known workplace injuries or occupational diseases, and has been provided and has not been denied any leave requested under the Family and Medical Leave Act.  Executive disclaims and waives any right of reinstatement with the Company or any of its subsidiaries or affiliates.

5.             Benefits and COBRA.  Executive has ceased all Company health benefit coverage and other benefit coverage.  Executive acknowledges that the Company has advised Executive that, pursuant to COBRA, Executive has a right to elect continued coverage under the Company’s group health plan for a period of 18 months, or such longer period as permitted under applicable law, from the Termination Date.

6.             Restrictive Covenants.  Executive acknowledges and agrees that any and all of Executive’s obligations and restrictive covenants contained in the Executive Severance Agreement will continue in effect in accordance with the terms and conditions thereof.

7.             Notices.  Any notice, demand, claim or other communication under this Separation Agreement must be in writing and will be deemed to have been given (a) on delivery if delivered personally or by courier service or (b) on the date of transmission thereof if sent by electronic facsimile transmission and delivery is confirmed, but, in each case, only if addressed to the parties in the following manner at the following addresses (or at the other address as a party may specify by notice to the other):  (i) to the Company, to the attention of the Corporate Secretary (with a copy to the Chairman of the Committee) at its principal executive offices and (ii) to Executive, at Executive’s principal address as set forth in the Company’s records.

8.             Governing Law.  This Separation Agreement will be governed by and construed and enforced according to the laws of the State of Utah, without regard to conflict of laws principles thereof.  Any dispute, controversy or claim arising hereunder will be treated in accordance with Section 17 of the Executive Severance Agreement.

9.             Nonadmission of Wrongdoing.  The parties agree that neither this Separation Agreement nor the furnishing of the consideration set forth herein will be deemed or construed at any time for any purpose as an admission by any party of any liability, wrongdoing or unlawful conduct of any kind.

10.           Amendment; Waiver. This Separation Agreement may not be modified, altered or changed except upon express written consent of both of the parties.  The failure of any party to insist upon the performance of any of the terms and conditions in this Separation Agreement, or the failure to prosecute any breach of any of the terms and

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conditions of this Separation Agreement, will not be construed thereafter as a waiver of any such terms or conditions.  This entire Separation Agreement will remain in full force and effect as if no such forbearance or failure of performance had occurred.

11.           Entire Agreement. This Separation Agreement (including, without limitation, the Release, which will constitute a part of this Separation Agreement) sets forth the entire agreement between the parties hereto and, except for the Executive Severance Agreement, as amended hereby, fully supersedes any prior agreements or understandings between the parties concerning the specific subject matter of this Separation Agreement.  Each party acknowledges that it has not relied on any representations, promises, or agreements of any kind made to it in connection with the other party’s decision to enter into this Separation Agreement, except for those set forth in this Separation Agreement.

12.           Severability.  If any provision of this Separation Agreement is declared or determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions will not be affected thereby, and said illegal, unenforceable or invalid part, term or provision will be deemed not to be part of this Separation Agreement.

13.           Withholding for Taxes.  The Company may withhold from any amounts payable hereunder all federal, state, city or other taxes as will be required to be withheld pursuant to any applicable law or government regulation or ruling.

14.           Binding Effect; Assignment.  This Separation Agreement will inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including, without limitation, any successor to the Company.  The parties represent and warrant that they have not transferred or assigned to any person or entity any rights or obligations herein.  This Separation Agreement is not assignable by either party without the prior written consent of the other, except that the Company may assign this Separation Agreement to any assignee of or successor to substantially all of the business or assets of the Company or any direct or indirect subsidiary thereof without prior written consent of Executive.

15.           Counterparts.  This Separation Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

16.           Section 409A.  To the extent applicable, it is intended that this Separation Agreement comply with the provisions of Section 409A.  This Separation Agreement will be interpreted in accordance with Section 6 of the Executive Severance Agreement.  Additionally, the following rules will apply to any obligation to reimburse an expense or provide an in-kind benefit that is nonqualified deferred compensation within the meaning of Section 409A:  (a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, (b) the reimbursement of an eligible expense must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (c)

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the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

17.           Captions; Drafter Protection.  The headings and captions herein are provided for reference and convenience only, and will not be employed in the construction of this Separation Agreement.  It is agreed and understood that the general rule pertaining to construction of contracts, that ambiguities are to be construed against the drafter, will not apply to this Separation Agreement.

18.           Consultation with Attorney; Voluntary Agreement.  Executive acknowledges that (a) the Company has advised Executive of Executive’s right to consult with an attorney of Executive’s own choosing prior to executing this Separation Agreement, (b) Executive has carefully read and fully understands all of the provisions of this Separation Agreement, and (c) Executive is entering into this Separation Agreement, including, without limitation, the Release, knowingly, freely and voluntarily in exchange for good and valuable consideration.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of the date first written above.

COMPANY:

EnergySolutions, Inc.

By:	/s/ Steven R. Rogel

Name: Steven R. Rogel

Title: Chairman of the Board of Directors

EXECUTIVE:

William R. Benz

/s/ William R. Benz

EXHIBIT A

EnergySolutions General Release Agreement

EXECUTIVE:  William R. Benz

This General Release Agreement constitutes a part of the Separation Agreement between Executive and Company (and, for the avoidance of doubt, any capitalized terms not defined in this General Release Agreement will have the meaning set forth in the Separation Agreement).  In consideration of the benefits and payments paid to Executive pursuant to the Executive Severance Agreement, Executive hereby agrees as follows:

OBLIGATIONS OWED TO COMPANY

All debts owed by you to Company will be deducted from, and at the time that, any amounts payable to you hereunder.  Debts include, without limitation, personal expenses incurred by you from Company calling cards, long distance charges, credit card charges and overpayments of any kind.

COMPANY PROPERTY

All Company property issued to you or in your possession must be returned to Company on or before the Termination Date.  Company property includes, but is not limited to, access cards, keys, computers, cellular phones, databases, discs, client lists, books, credit cards, etc.

NON-COMPETE; NON-DISCLOSURE

During the course of your employment with Company, you have obtained information or knowledge which is confidential or proprietary in nature relating to Company’s business, operations, services, products or equipment.  You agree that for a period of one year, you will not disclose or assist others in using or disclosing, any proprietary information or proprietary documents, including but not limited to customer lists and vendor and supplier lists, to compete or to assist others to compete, directly or indirectly, with the business of Company.  You also agree that for a period of two years, you will not solicit or otherwise induce any employee of Company to terminate his/her employment with Company or hire or solicit any independent contractor under contract with Company or encourage such independent contractor to terminate such relationship.  You further agree that you will not (i) in any communications with the press or other media or any customer, client or supplier of Company, or any of Company affiliates, criticize, ridicule or make any statement which disparages or is derogatory of Company or its affiliates or any of their respective directors or officers or (ii) communicate to any third party any confidential information (including, without limitation, trade secrets and other proprietary information) received while employed by Company of Company, any customer, client or supplier of Company or any of Company affiliates, except as may reasonably be required pursuant to any legal or regulatory process.

GENERAL RELEASE

You, on your own behalf, and on behalf of your heirs and assigns, and all persons claiming under you, hereby fully and forever unconditionally release and discharge Company, all of its affiliated and related corporations, their predecessors, successors and assigns, together with their divisions and departments, and all past or present officers, directors, employees, insurers and agents of any of them (hereinafter referred to collectively as “Releasees”), of and from, and you covenant not to sue or assert against Releasees, for any purpose, all claims, administrative complaints, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, and both negligent and intentional, arising from or in any way related to your employment by Company, based in whole or in part upon any act or omission occurring on or before the date of this general release, without regard to your present actual knowledge of the act or omission, which you may now have, or which you, or any person acting on your behalf may at any future time have or claim to have, including specifically, but not by way of limitation, matters which may arise at common law or under federal, state or local laws, such as the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Protection Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, and the Equal Pay Act.  You warrant that you have not assigned or transferred any right or claim described in this general release.  You expressly assume all risk that the facts and law concerning this general release may be other than as presently known to you.  You acknowledge that, in signing this general release, you are not relying on any information provided to you by Releasees or upon Releasees to provide information not known to you.

THIS SECTION APPLIES ONLY TO EMPLOYEES 40 YEARS OF AGE AND OLDER

If you are 40 years of age or older, you have 21 calendar days in which to consider and review this General Release Agreement prior to signing it.  If you desire to knowingly waive the 21 calendar day review period prior to your execution of this General Release Agreement, please initial: /s/ W.R.B.

Further, for a period of seven calendar days following your execution of this General Release Agreement, you may revoke this General Release Agreement by providing notice of such revocation to Company.  Any such notice shall be given to EnergySolutions, Attn: President, by any of the following means:

By US Mail:	ENERGYSOLUTIONS, Inc.
423 West 300 South
Salt Lake City, Utah 84101

Via facsimile:	(801) 321-0453

Such notice, if given, must be actually received by Company within seven calendar days following your execution of this General Release Agreement.  You agree that if you exercise your revocation right, the respective rights and obligations of the parties to this General Release Agreement, the Separation Agreement and the Executive Severance Agreement will be automatically void and you will immediately pay to Company, upon demand, any and all payments made by Company to you hereunder or thereunder.

ACKNOWLEDGMENT

You acknowledge that you have read this General Release Agreement, understand its terms, and have had an opportunity to have answered to your satisfaction any questions concerning the terms hereof.  You execute this General Release Agreement voluntarily and of your own free will and choice, after having been advised to seek your own legal counsel, without threat, coercion or duress, intending to be legally bound.

/s/ William Benz	Date:	6-10-2012
Signature

William Benz
Printed Name

Social Security Number

/s/ Jill Wadsworth
Address	WITNESS